Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our reports dated April 25, 2005, accompanying the financial statements and schedule included in the Annual Report of APA Enterprises, Inc. on Form 10-K for the year ended March 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of APA Enterprises, Inc. on Forms S-8 (File No. 333-74214, effective November 30, 2001; File No. 333-44500, effective August 25, 2000; File No. 333-44488, effective August 25, 2000; and File No. 333-44486, effective August 25, 2000).



/s/GRANT  THORNTON  LLP


Minneapolis,  Minnesota
June  28,  2005